Exhibit 5.1

4 August, 2014

Vidara Therapeutics International plc Adelaide Chambers Peter Street Dublin 8

Vidara Therapeutics International plc (the “Company”)

Dear Sirs and Madams

We are acting as Irish counsel for the Company, a public limited company incorporated under the laws of Ireland, in connection with the proposed registration by the Company of up to 120,311,318 ordinary shares, par value $0.0001 (the Ordinary Shares), pursuant to a Registration Statement on Form S-4 (the Registration Statement) filed by the Company under the Securities Act of 1933, as amended and in connection with the issuance of such Ordinary Shares pursuant to the terms of that certain Transaction Agreement and Plan of Merger, dated as of 18 March, 2014, by and among Horizon Pharma Inc., Vidara Therapeutics Holdings LLC, the Company, Hamilton Holdings (USA), Inc., and Hamilton Merger Sub, Inc. as amended by the First Amendment to the Transaction Agreement and Plan of Merger, dated as of June 12, 2014, (the Agreement).

(Unless otherwise defined, capitalised terms in this letter shall have the meaning given to them in the Agreement.)

1.	In connection with this opinion, we have reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this opinion, we have examined, and have assumed the truth and accuracy of the contents of, such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters.

2.	In our examination we have assumed:

2.1.	the truth and accuracy of the information contained in such documents;

2.2.	the genuineness of all signatures, the authenticity of all documents submitted to us as originals;

2.3.	the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents;

2.4.	the accuracy and completeness of all the public searches conducted by us or on our behalf against the Company at the Companies Registration Office in Dublin, Ireland;

2.5.	that none of the resolutions and authorities of the shareholders or directors of the Company upon which we have relied have been varied, amended or revoked in any respect or have expired;

2.6.	that the Registration Statement becomes and remains effective;

2.7.	that the Reorganisation and all of the Reorganisation Steps described in Schedule 1 to the Agreement take place in accordance with the terms and conditions of the Agreement;
2.8.

that all necessary shareholder and board approvals and authorities of, and all other necessary actions by, the Company, are duly passed and taken to give effect to the transactions contemplated by the Agreement and that the Ordinary Shares will be issued in accordance with such resolutions and authorities and in accordance with the terms of the Agreement.

Having made such further investigation and reviewed such other documents as we have considered requisite or desirable, subject to the foregoing and to the within additional qualifications and assumptions, we are of the opinion that:

1.	The Company has been duly incorporated as a public limited company existing under the laws of Ireland.

2.	The Ordinary Shares will have been duly authorised and when issued in accordance with the Agreement will be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”).

3.	Under the laws of Ireland, where the Company is incorporated and has its principal place of business, no personal liability attaches to the holders of the Ordinary Shares solely by reason of their being holders thereof.

4.	In rendering this Opinion, we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof.

We hereby consent to the filing of this Opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the proxy statement / prospectus that is a part of the Registration Statement.

This Opinion is being delivered to you and may not be relied upon or distributed to any other person without our prior written consent.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A & L Goodbody

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